LICENSE AGREEMENT FOR TECHNOLOGY This agreement is between Accu-Search, Inc., a New Jersey corporation, having a principal place of business at 25 East Front Street, Keyport, New Jersey 07735 ("Accu-Search" or "Licensor") and Pipeline Data Inc., 250 East Hartsdale Avenue, Suite 21, Hartsdale, New York 10530 ("Pipeline" or "Licensee").

     The parties hereby agree as follows:

1.       Definitions:

1.1 Licensed Technology:

"Licensed Technology" means an automated software process to convert multiple inputted documents into transmittable Adobe PDF formats. This software process handles original documents whether faxed, e-mailed, scanned or transmitted in document format. The Licensed Technology includes any modifications and improvements provided by Accu-Search to Pipeline. The Licensed Technology includes related data, algorithms, formulas, computations, instructions and/or statements communicated in any form, including but not limited to oral, written, graphic, photographic, optic, electric, magnetic or electromagnetic forms.

1.2 Proprietary Information:

     "Proprietary Information" means that information including Licensed Technology which Accu-Search desires to protect against unrestricted disclosure or competitive use, and which is designated as such in writing by Accu-Search or is disclosed orally and reduced to tangible form pursuant to this License Agreement. Proprietary Information shall not include any information that is a part of the public domain or which is disclosed to Pipeline by a third party not in violation of any rights of, or obligation to Accu-Search.

2. Licensee's Rights and Obligations:
2.1 Grant of License:

     Subject to the conditions herein, Accu-Search hereby grants to Pipeline a perpetual, royalty free, non-transferable, non-exclusive, license to use the Licensed Technology. It is acknowledged and agreed to by the parties that Pipeline will only use the Licensed Technology to increase the functionality of its own web-site by being able to convert any documentation it receives into Adobe PDF format.

2.2 No Transfer:

     This License Agreement, the Licensed Technology and Proprietary Information provided by Accu-Search to Pipeline and any licenses and rights granted hereunder, may not be assigned, sublicensed or otherwise transferred, in whole or in part, by Pipeline. 2.3 Payment for Licensed Technology:

     In consideration of the rights in the Licensed Technology granted by Accu-Search to Pipeline, Pipeline shall loan to Accu-Search Two Hundred Thousand ($200,000) Dollars. This loan shall be made by Pipeline to Accu-Search on the date hereof. Interest on this loan shall accrue at the annual rate of 12%. All principal and interest shall be due and payable on the 31st day of May, 2001.

2.4 Protect Confidentiality of Licensed Technology:

     Pipeline agrees not to directly or indirectly disclose either the Licensed Technology or the Proprietary Information to any third person, firm, corporation or entity or to use the Propriety Information except in conjunction with its permitted use of the Licensed Technology. Pipeline agrees to protect the confidentiality of the Licensed Technology and the Proprietary Information in the same manner as it protects its own proprietary information.

2.5 Licensee Costs

     All  costs   associated   with  the  further   development,   installation,
maintenance, and training of personnel relating to the Licensed Technology are Pipeline's responsibility. 3. Accu-Search's Rights and Obligations:

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3.1 Accu-Search Ownership:

     Nothing in this License Agreement shall affect Accu-Search's exclusive ownership of the Licensed Technology and the Proprietary Information. The license granted hereby shall at all times be subject to all patents, trademarks, copyrights and any property or other rights of Accu-Search relating to the Licensed Technology and the Proprietary Information.

     4. Term and  Termination:

     4.1 Effective Date:

     This Agreement shall become effective on November 1, 2000.

     4.2  Automatic   Termination:

     This License Agreement will terminate automatically if Pipeline fails to comply with any of the material terms and conditions of this License Agreement.

4.3  Termination  Obligations:

     Upon termination of this License Agreement for any reason, use of the Licensed Technology and the Proprietary Information by Pipeline shall be discontinued, the license and rights granted hereunder will terminate, Pipeline will immediately return all physical forms of the Licensed Technology and the Proprietary Information, and Pipeline will have no further rights or access to the Licensed Technology or the Proprietary Information. Regardless of termination for any cause, Pipeline's obligations set forth in Section 2.2 and
Section 2.4 shall survive.

5.  Limited  Warranty:

     5.1 Warranty of Title: Accu-Search warrants that it has the right to grant a license to use the Licensed Technology to Pipeline and that it has the right and power to enter into this License Agreement.

     5.2 Disclaimer of Warranties: The Licensed Technology is pre-release code and may be changed substantially.

     The Licensed Technology is provided "AS IS" WITHOUT WARRANTY OF ANY KIND AND TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, ACCU-SEARCH FURTHER DISCLAIMS ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF DESIGN, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE PROGRAM IS WITH LICENSEE. ITI DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE LICENSED TECHNOLOGY WILL MEET LICENSEE'S REQUIREMENTS OR THAT THE OPERATION OF THE PROGRAM WILL BE UNINTERRUPTED OR ERROR FREE.

     5.3 Limitation of Liability, Indemnification for Intellectual Property matters:

     IN NO EVENT WILL ACCU-SEARCH BE LIABLE TO PIPELINE FOR ANY DAMAGES, INCLUDING LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE LICENSED TECHNOLOGY EVEN IF ACCU-SEARCH HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. NOTWITHSTANDING THE FOREGOING, ACCU-SEARCH agrees to indemnify and hold PIPELINE harmless from and against and to pay all losses, costs, damages or expenses whatsoever, including reasonable attorney's fees, which PIPELINE may sustain or incur on account of infringement or alleged infringement of patents, trademarks, or trade names, copyrights, or intellectual property of any kind in any way resulting from the USE OF ACCU-SEARCH'S LICENSED TECHNOLOGY as authorized by accu-search pursuant to this agreement. Upon any claim of alleged infringement, Pipeline shall cease use of the Licensed technology and proprietary Information and shall cooperate with accu-search in the defense of any such claim.

6. General Provisions:
6.1 Severability:


     If any of the provisions, or portions thereof, of this License Agreement are invalid under any applicable statute or rule of law, then, that provision notwithstanding, this License Agreement shall remain in full force and effect and such provision shall be deemed omitted.

6.2 Integration:

     This Agreement constitutes and expresses the entire agreement and understanding between the Parties and supersedes all previous communications, representations, or agreements, whether written or oral, with respect to the subject matter hereof.


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6.3 Modification:

     This License Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled, or waived, in whole or part, except by written instruments signed by the Parties.

6.4 Governing Law:

     This License Agreement shall be deemed to be made under and shall be governed by and construed in accordance with the laws of the State of New York.

6.5 Notice:

     All notices hereunder shall be in writing directed to each party at the address set forth in the first paragraph of this Agreement and to the attention of the person signing below, unless either party changes the name or address by written notice, and shall be mailed by certified or registered mail, postage prepaid. Notices shall be deemed given on the date of mailing, irrespective of the date of receipt.

6.6 Force Majeure:

     Neither Party shall be liable for non-performance or delays caused by acts of God, wars, riots, strikes, fires, shortage of labor or materials, or other causes beyond its reasonable control. In the event of any such excuse, delay or failure of performance, the date of delivery shall be deferred for a period equal to the time lost by reason of the delay.

     In Witness Whereof, this License Agreement for Technology is signed as of the following date:


Accu-Search, Inc.

By: /s/Philip Davis

Printed Name:  Philip Davis

Title:  President


Pipeline Data Inc.

By:  /s/Jack Rubinstein

Printed Name:  Jack Rubinstein

Title: Chief Executive Officer

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